UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2017

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9555 Maroon Circle, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Summary of Material Definitive Agreement.  CSG Systems International, Inc. (“CSG”) currently generates a material portion of its revenues from DISH Network Corporation (“DISH”) under a multi-year Master Subscriber Management System Agreement that runs through December 31, 2017 (the “Current Agreement”).  For the quarter ended June 30, 2017, CSG generated 11% of its total revenues from DISH under the Current Agreement, making DISH CSG’s third largest client.

On August 11, 2017, CSG entered into an amendment to its Current Agreement with DISH (the “Amended Agreement”).

The key terms and conditions of the Amended Agreement are as follows:

•	The Amended Agreement extends CSG’s contractual relationship with DISH for an additional four years, through December 31, 2021.

•

Consistent with the previous agreements, the fees to be generated under the Amended Agreement will be based primarily on monthly per unit charges for CSG’s cloud and related solutions, and other various ancillary services. Certain of the per-unit fees are subject to annual inflationary price escalators.

•	The Amended Agreement includes minimum commitments for the number of DISH customer accounts to be serviced on CSG’s platform.

•

The Amended Agreement contains certain rights and obligations of both parties, including the following key items: (i) the termination of the Agreement under certain conditions; (ii) various service level commitments; and (iii) remedies and limitation on liabilities associated with specified breaches of contractual obligations.

Under the Amended Agreement, CSG provided DISH a small per-unit pricing discount in-line with the extended contract term through December 31, 2021, and the roll out of additional products and services by DISH.  As a result, CSG revenues from DISH under the New Agreement going forward are highly dependent on the number of customer accounts DISH maintains on CSG’s platform, and the level of additional products and services DISH may choose to purchase from CSG.

The anticipated revenue impact in both the near and long terms may vary depending on the actual level of products and services consumed by DISH. The revenue impact from the Amended Agreement is only an estimate and actual results may vary depending upon a variety of factors. CSG undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. CSG wishes to ensure that such forward-looking statements are accompanied by meaningful cautionary statements, so as to ensure to the fullest extent possible, the protections of the safe harbor established in the Private Securities Litigation Reform Act of 1995. See “Risk Factors Related to Forward-Looking Statements” below for additional discussions on forward-looking statements.

A copy of the amendment, with confidential information redacted, will be filed as an exhibit to CSG’s Form 10-Q for the quarter ended September 30, 2017.

Risk Factors Related to Forward-Looking Statements. This report contains forward-looking statements (as defined under the Securities Act of 1933, as amended) relative to expectations concerning CSG’s business. These forward-looking statements are based on assumptions about a number of important factors, and involve risks and uncertainties that could cause actual results to differ materially from estimates contained in the forward-looking statements. CSG is subject to risk in its business generally, or the Agreement specifically. Readers are therefore encouraged to review CSG’s risk factors and related information as described in CSG’s reports on Forms 10-K and10-Q and other filings made with the SEC.

Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 (Regulation FD Disclosure). This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On August 16, 2017, CSG issued a press release announcing that CSG had entered into an Amended Agreement with DISH. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated into this section by reference.

9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of CSG Systems International, Inc. dated August 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 16, 2017

CSG SYSTEMS INTERNATIONAL, INC.
By:	/s/ Rolland B. Johns
Rolland B. Johns
Chief Accounting Officer